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EXHIBIT 32. CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF ATLANTIC COAST FEDERAL CORPORATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Annual Report on Form 10-K, that:

      1. the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. the information contained in the report fairly presents, in all material respects, the Company's financial condition and results of operations.

Date: March 30, 2005

/s/ Robert J. Larison, Jr.                               /s/ Jon C. Parker, Sr.
-------------------------                                -----------------------
Robert J. Larison, Jr.                                   Jon C. Parker, Sr.
President, Chief Executive                               Vice President,Chief
Officer                                                  Financial Officer

                                      112.